Intellectual Property License Agreement

between

Befut Electric (Dalian) Co., Ltd.

and

Dalian Befut Wire & Cable Manufacturing Co., Ltd.

Dated February 16, 2009

Intellectual Property License Agreement

This Intellectual Property License Agreement (“Agreement”) is made as February 16, 2009 in Dalian by and between

Dalian Befut Wire & Cable Manufacturing Co., Ltd.

Principal place of business: 90-1 Hongji Street, Xigang District, Dalian

Legal representative: Hongbo Cao

hereinafter referred to as “Party A”,

and

Befut Electric (Dalian) Co., Ltd.

Principal place of business: Lingang Industrial District of Changxing Island, Dalian

Legal representative: Hongbo Cao

hereinafter referred to as “Party B”.

Party A and Party B are referred to individually as a “Party” and collectively as the “Parties”.

Whereas:

1.
Party A is a limited liability company that is duly incorporated and validly existing under the laws of the People’s Republic of China (“China”) and the owner of intellectual property and all proprietary rights and interests thereto stated in Section 1.1 of this Agreement.

2.	Party B is a wholly foreign owned enterprise that is duly incorporated and validly existing under the laws of the People’s Republic of China.

3.	Party B desires to obtain and Party A agrees to grant the license to use the intellectual property stated in Section 1.1 of this Agreement under the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.	Grant of License

1.1
Party A agrees to grant to Party B the license to use, during the terms of this Agreement and under the terms and conditions set forth herein, the intellectual property owned by Party A (“Licensed Intellectual Property”, including trademarks (“Licensed Trademark”) and technologies (“Licensed Technology”)) and Party B agrees to use such Licensed Trademark and Licensed Technology under the terms and conditions set forth herein. The detailed list of Licensed Trademark and Licensed Technology is provided in Annex I attached hereto.

1.2
Party B agrees that such Licensed Intellectual Property shall be only used in Party B’s business activities with respect to manufacture and sales of wires and cables, including publicity and promotion of Licensed Intellectual Property through printed literature, broadcast, television, newspaper, magazine, internet or other media. Party B shall not use Licensed Intellectual Property directly or indirectly for any other purpose without Party A’s prior written consent.

1.3	Unless otherwise permitted by Party B, Party A shall not grant to any other party the license to use Licensed Intellectual Property after this Agreement is executed.

1.4
The license for Licensed Intellectual Property under this Agreement shall come into force from the date of signature and remain effective unless and until terminated by Party B by a notice of termination.

2.	Licensing Fees

2.1	Party B agrees to pay a sum of licensing fees on a yearly basis to Party A for the use of Licensed Intellectual Property as agreed separately between the parties hereto.

2.2	Party B shall remit the said licensing fees for the previous year to a bank account designated by Party A before the first day of January each year during the term of this Agreement.

3.	Registration of Licensed Intellectual Property

3.1
It’s acknowledged that if any Licensed Trademark is a registered trademark or is in the process of registration, and/or any Licensed Technology is a  patented technology or a patent-pending technology, the license of such trademark or technology shall be registered and filed with national trademark and/or patent administration authorities and  such Licensed Trademark and Licensed Technology will be maintained valid and effective during the term of this Agreement. The parties shall coordinate the actions with respect to this issue.

3.2	If this Agreement is terminated for any reason, the parties hereto shall effect changes in registration with the above-mentioned trademark and/or patent administration authorities.

4.	Confidentiality

4.1
The parties undertake to take reasonable measures to keep all confidential information (“Confidential Information”) obtained by, disclosed to or made available to either Party from the other Party under this Agreement except for the information available in or obtained from the public domain. The receiving party should not use such confidential information for any purpose other than that of this Agreement nor disclose, provide or transfer such confidential information to any third party without the disclosing party’s prior written consent.

4.2
Upon termination of this Agreement, documents, materials or software containing any confidential information of the disclosing party shall be disposed in accordance with the disclosing party’s instructions and deleted from all memory devices to prevent further use of such confidential information.

4.3	It’s agreed that the provisions of Section 4 will survive any modification, cancellation or termination of this Agreement.

5.	Representations and Warrants

5.1	Party A’s representations and warrants

5.1.1	Party A is a limited liability company that is duly incorporated and validly existing under the laws of the People’s Republic of China having the full capacity to execute and perform this Agreement;

5.1.2
In addition to otherwise mentioned above, Party A owns exclusively all Licensed Intellectual Property stated in Section 1.1 of this Agreement which is clear of all mortgages, pledges, security interests or restrictions of any nature whatsoever;

5.1.3
The execution, delivery and performance of this Agreement will not result in any violation by Party A of any law of the People’s Republic of China; or any conflict with any provision of Party A’s Articles of Association or other comparable corporate charter documents; or any breach by Party A of any agreement or commitment by which Party A is bound;

5.1.4	There is no legal proceeding, arbitration or administrative procedures pending or threatened with respect to Party A's ownership of Licensed Intellectual Property;

5.1.5
Party A has the full right, power and authority to execute, deliver and perform this Agreement and this Agreement, once executed, will constitute valid, effective and binding obligations of Party A which can be enforced in accordance with the terms and conditions set forth herein.

5.2	Party B’s representations and warrants

5.2.1
Party B is a wholly foreign owned enterprise that is duly incorporated and validly existing under the laws of the People’s Republic of China  having the full capacity to execute and perform this Agreement;

5.2.2
Party B has the full right, power and authority to execute, deliver and perform this Agreement and this Agreement, once executed, will constitute valid, effective and binding obligations of Party B which can be enforced in accordance with the terms and conditions set forth herein.

6.	Protection of Party A’s Rights

In addition to Party B’s commitments or obligations mentioned in other provisions of this Agreement, Party B warrants to protect Party A’s rights as follows:

6.1	Party B undertakes not to infringe in any way the ownership of Licensed Intellectual Property or any other rights and interests thereto.

6.2
Party B undertakes to provide Party A with necessary assistance in protecting Party A’s rights in Licensed Intellectual Property; Party A can defend in the name of Party A, Party B or the parties any third party’s claim for compensations or rights with respect to the ownership of Licensed Intellectual Property; and Party B should notify Party A of any infringement of Licensed Intellectual Property by any third party coming to Party B’s knowledge immediately in writing. Party A may in its sole discretion determine whether to take actions in response to such infringement.

6.3
Party B undertakes to use Licensed Intellectual Property under the terms and conditions set forth herein and not to use Licensed Intellectual Property in any manner that is deceptive, misleading or otherwise to the prejudice of Licensed Intellectual Property or Party A’s reputation.

6.4	Party B undertakes not to bring up opposition in any place in the world to any right that Party A is entitled to with respect to Licensed Intellectual Property.

6.5	Party B shall not assign, lease, encumber or sublicense Licensed Intellectual Property or rights or obligations hereunder to any third party without Party A’s prior written consent.

6.6	Party B shall strictly comply with Party A’s instructions on production and/or use of Licensed Intellectual Property.

6.7	Party A shall have the right to supervise the quality of Party B’s products or services using Licensed Intellectual Property.

7.	Commencement and Termination

7.1
In the event of either party’s material breach of this Agreement and failure to take remedial measures to cure such breach within [30] days after the receipt of the non-breaching party’s written notice in this regard, the non-breaching party shall have the right to terminate this Agreement with a written notice effective upon the receipt of such notice by the breaching party. Such termination shall be made without prejudice to the rights or remedies available to either party by law or otherwise.

7.2
Notwithstanding anything to the contrary herein, Party B shall have the right to terminate this Agreement before the expiry of the term of this Agreement and, in this case, Party B should not be held liable for compensating Party A for such early termination unless Party B is found in material breach of its obligations hereunder.

8.	Governing Law and Dispute Settlement

8.1
This Agreement shall be concluded, effected, construed and performed and any dispute arising from or in connection with this Agreement shall be settled in accordance with the laws of the People's Republic of China.

8.2
Any disputes arising from construal or performance of this Agreement shall be resolved by the parties hereto through consultation. If the dispute cannot be settled in the aforesaid manner within [30] days after receipt by either party of the written notice proposing such consultation from the other party, either Party shall have the right to submit the dispute to the China International Economic Trade Arbitration Commission for arbitration in accordance with the Commission's arbitration rules then effective at the time of the submission of the arbitration. The place of arbitration shall be Beijing. The arbitration award shall be final and binding upon both parties.

9.	Notice

Notices and communications required to be given by any Party pursuant to this Agreement may be made in Chinese and delivered in person, by mail or fax to the address of the other Party listed below or such other address as may be designated from time to time by the other Party and shall be deemed as duly given (a) on the date of personal delivery; (b) on the [tenth] day after the date it is sent (postmark serves as a proof) by registered airmail, postage prepaid or on the [fourth] day after the date on which it is sent through an internationally recognized courier service; and (c) at the time the facsimile transmission is confirmed by the transmission report generated by the sender’s facsimile machine.

Party A: Dalian Befut Wire & Cable Manufacturing Co., Ltd.

Address:

Fax:

Tel:

Contact person: Hongbo Cao

Befut Electric (Dalian)Co., Ltd.

Address: Lingang Industrial District of Changxing Island, Dalian

Fax:

Tel:

Contact person: Haiyang Lu

10.	Miscellaneous

10.1	Any annex attached hereto shall form an integral part of this Agreement that is equally effective and binding.

10.2
In the event that any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, it’s only invalid or unenforceable under the jurisdiction of related laws and the remaining provisions of this Agreement other than those determined as invalid or unenforceable, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

10.3
Any amendment or supplement to this Agreement may be made only pursuant to a written agreement entered into by and between the parties hereto. Any amendment or supplementary agreement executed by the authorized representatives of the parties hereto shall form an integral part of this Agreement that is equally effective and binding.

10.4
This Agreement and the Annex attached hereto constitute the entire agreement, and supersede all previous oral and written agreements, contracts, understandings and communications of the parties with respect to the subject matter set forth herein.

10.5
This Agreement shall become effective upon execution by the authorized representatives of the parties hereto and remain effective unless otherwise terminated as stipulated herein. The parties hereto shall not terminate or cancel this Agreement within 180 days after the day of signature, nor alter or modify the provisions of this Section.

10.6	This Agreement is made in Chinese in two counterparts, each party holding one.

(The next page is the signature page of the Intellectual Property License Agreement)

(This is the signature page of the Intellectual Property License Agreement)

Party A: Dalian Befut Wire & Cable Manufacturing Co., Ltd.
Authorized Representative: Hongbo Cao
Date: February 16, 2009

Party B: Befut Electric (Dalian)Co., Ltd.
Authorized Representative: Haiyang Lu
Date: February 16, 2009

Annex I: List of Intellectual Property Rights

I. Trademark

“SAN YUAN”, a registered trademark.

II. Technology

Intelligent reactive power compensation for automatic screen

Automatic Protection Ni-mh Battery Screen

Mine fire-retardant rubber branch of the pre-cable

New tide-proof power cable

Sonar watertight cable

Environmentally friendly wire & cable of low-smoke, halogen-free, fire-retardant insulation

High-temperature plastic extrusion die-tool